UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2024

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Form 8-K

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b) Voting Results.

At the 2024 annual meeting of shareholders (the “Annual Meeting”) of AmeriServ Financial, Inc. (the “Company”) held on August 20, 2024, the shareholders voted on the four proposals set forth below and as further described in the Company’s definitive proxy statement dated July 19, 2024. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of three Class II director nominees of the Company’s board of directors, each to serve until the 2027 annual meeting of shareholders, or until the earlier of their resignation or their respective successors shall have been duly elected and qualified:

	For	Withhold	Broker Non-Votes
J. Michael Adams, Jr.	8,253,852	2,685,215	2,651,972
Margaret A. O’Malley	6,516,389	4,422,678	2,651,972
Mark E. Pasquerilla	6,367,400	4,571,667	2,651,972

Proposal 2 – Approval and adoption of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the ability to exercise cumulative voting in director elections:

For	Against	Abstain	Broker Non-Votes
8,462,302	2,447,696	29,069	2,651,972

Proposal 3 – An advisory vote to approve the compensation of the named executive officers of the Company:

For	Against	Abstain	Broker Non-Votes
6,081,562	4,777,378	80,127	2,651,972

Proposal 4 – Ratification of the appointment of S.R. Snodgrass P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
12,557,695	924,702	108,642

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: August 21, 2024	By	/s/ Michael D. Lynch
Michael D. Lynch
EVP & CFO